Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2021 SECOND-QUARTER RESULTS
•Net income for the second quarter 2021 was $5.5 million or $0.15 per diluted share
•Results include a non-cash, net negative impact of $39.7 million or $1.10 per diluted share related to an enacted tax rate increase in the United Kingdom
•Company increases 2021 full-year earnings guidance to $4.30-$4.50 per diluted share

CHICAGO, July 20, 2021 - GATX Corporation (NYSE:GATX) today reported 2021 second-quarter results. Results for the second quarter and six months ended June 30, 2021 are summarized below:

	Three Months Ended June 30		Six Months Ended June 30
Per Diluted Share	2021	2020	2021	2020
Income from Continuing Operations	$0.15	$1.05	$1.17	$2.38
Income from Discontinued Operations	—	0.06	—	0.04
Total	$0.15	$1.11	$1.17	$2.42

2021 second-quarter net income from continuing operations was $5.5 million or $0.15 per diluted share, compared to net income from continuing operations of $37.0 million or $1.05 per diluted share in the second quarter of 2020. Net income from continuing operations for the first six months of 2021 was $42.0 million or $1.17 per diluted share, compared to $84.2 million or $2.38 per diluted share in the prior year period. The 2021 second-quarter and year-to-date results include a net negative impact of $39.7 million or $1.10 per diluted share related to an enacted tax rate increase in the United Kingdom and a net negative impact of $3.4 million or $0.09 per diluted share attributed to debt extinguishment costs associated with an early redemption. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Net income from discontinued operations in the second-quarter and year-to-date periods of 2021 was zero, compared to $2.3 million or $0.06 per diluted share in the second quarter of 2020 and $1.4 million or $0.04 per diluted share for the first six months of 2020.

"We continued to see improvement in Rail North America's operating environment in the second quarter, as rail carloads increased and industry cars in storage decreased from last quarter and the prior year," said Brian A. Kenney, president and chief executive officer of GATX. "GATX's fleet utilization increased to 98.5% at quarter end and our renewal success rate was 77.5%. Absolute lease rates across the majority of our fleet increased for the fourth quarter in a row, and we continue to operate more efficiently in our maintenance network. We expect these favorable trends to remain for the rest of this year.

"As expected, Rail International performed well, and we are progressing against our goal of growing and diversifying our fleet in Europe. Second-quarter fleet utilization at GATX Rail Europe remained high at 98.4% and renewal lease rates continue to be higher than expiring rates for most car types. Underlying demand for our railcars remains strong in Europe and India. However, fleet growth at Rail India during the quarter was constrained by COVID-19-related manufacturing disruptions. In the Portfolio Management segment, Rolls-Royce and Partners Finance affiliates' operations remain challenged as demand for long-haul passenger flights continues to be hampered by COVID-19 travel restrictions."

Mr. Kenney concluded, "We are encouraged by the continuing recovery in the North American railcar leasing market and our other segments are performing in line with our expectations. Therefore, we are increasing our 2021 full-year earnings estimate to $4.30 to $4.50 per diluted share, from our previous guidance of $4.00 to $4.30 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items."

RAIL NORTH AMERICA
Rail North America reported segment profit of $77.6 million in the second quarter of 2021, compared to $50.0 million in the second quarter of 2020. Higher segment profit was primarily a result of higher gains on asset dispositions, reflective of a robust secondary market for railcar sales. Year to date, Rail North America reported segment profit of $143.3 million, compared to $122.0 million in the same period of 2020. The increase in year-to-date 2021 results was predominantly driven by higher gains on asset dispositions and lower maintenance expense, partially offset by lower revenue.

At June 30, 2021, Rail North America’s wholly owned fleet was comprised of approximately 114,800 cars, including approximately 12,700 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.5% at the end of the second quarter, compared to 97.8% at the end of the prior quarter and 98.7% at the end of the second quarter of 2020. During the second quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was negative 6.7%. This compares to negative 18.1% in the prior quarter and negative 28.0% in the second quarter of 2020. The average lease renewal term for all cars included in the LPI during the second quarter was 29 months, compared to 30 months in the prior quarter and 31 months in the second quarter of 2020. Rail North America’s investment volume during the second quarter was $106.4 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $27.3 million in the second quarter of 2021, compared to $20.0 million in the second quarter of 2020. Year-to-date 2021, Rail International reported segment profit of $49.1 million, compared to $33.9 million for the same period of 2020. Results in the comparative periods were favorably impacted by more railcars on lease and by changes in foreign currency exchange rates.

At June 30, 2021, GATX Rail Europe’s (GRE) fleet consisted of approximately 26,700 cars. Utilization was 98.4%, compared to 98.2% at the end of the prior quarter and 98.4% at the end of the second quarter of 2020. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $12.2 million in the second quarter of 2021, compared to $19.3 million in the second quarter of 2020. Segment profit year-to-date 2021 was $18.3 million, compared to $38.8 million for the same period of 2020. The decrease in second-quarter and year-to-date segment profit was due to lower share of affiliates’ earnings from the Rolls-Royce and Partners Finance affiliates, resulting from lower income from operations and lower remarketing income, partially offset by GATX Engine Leasing earnings.

DISCONTINUED OPERATIONS
In the second quarter of 2020, GATX completed the sale of American Steamship Company (ASC). The ASC business segment is accounted for as discontinued operations. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended June 30		Six Months Ended June 30
Discontinued Operations	2021	2020	2021	2020
Operations, net of taxes	$—	$(0.04)	$—	$(0.06)
Gain on sale of ASC, net of taxes	—	0.10	—	0.10
Total Discontinued Operations	$—	$0.06	$—	$0.04

COMPANY DESCRIPTION
GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 120 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2021 second-quarter results. Call details are as follows:

Tuesday, July 20, 2021
11 a.m. Eastern Time
Domestic Dial-In: 1-800-367-2403
International Dial-In: 1-334-777-6978
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 9180679

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), July 20, 2021.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2020 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration and effects of the global COVID-19 pandemic, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on those businesses
•fluctuations in foreign exchange rates
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
312-621-4285
shari.hellerman@gatx.com

(7/20/2021)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Revenues
Lease revenue	$287.6	$269.3	$568.2	$540.0
Marine operating revenue	5.1	3.3	8.7	6.6
Other revenue	24.4	27.9	46.0	53.3
Total Revenues	317.1	300.5	622.9	599.9
Expenses
Maintenance expense	76.6	82.3	150.9	168.1
Marine operating expense	5.5	3.2	10.1	7.3
Depreciation expense	91.5	81.6	180.1	162.0
Operating lease expense	10.2	12.5	21.1	25.8
Other operating expense	11.4	9.2	21.6	17.7
Selling, general and administrative expense	47.8	43.4	94.9	83.8
Total Expenses	243.0	232.2	478.7	464.7
Other Income (Expense)
Net gain on asset dispositions	34.7	6.0	57.2	33.4
Interest expense, net	(50.0)	(47.4)	(103.6)	(92.9)
Other expense	(8.1)	(3.0)	(9.4)	(11.0)
Income before Income Taxes and Share of Affiliates’ Earnings	50.7	23.9	88.4	64.7
Income taxes	(13.6)	(4.7)	(22.0)	(17.8)
Share of affiliates’ earnings, net of taxes	(31.6)	17.8	(24.4)	37.3
Net Income from Continuing Operations	5.5	37.0	$42.0	$84.2

Discontinued Operations, Net of Taxes
Net loss from discontinued operations, net of taxes	$—	$(1.3)	$—	$(2.2)
Gain on sale of discontinued operations, net of taxes	—	3.6	—	3.6
Discontinued Operations, Net of Taxes	—	2.3	$—	$1.4

Net Income	$5.5	$39.3	$42.0	$85.6

Share Data
Basic earnings per share from continuing operations	$0.16	$1.06	$1.19	$2.41
Basic earnings per share from discontinued operations	—	0.06	—	0.04
Basic earnings per share from consolidated operations	$0.16	$1.12	$1.19	$2.45
Average number of common shares	35.4	34.9	35.3	34.9

Diluted earnings per share from continuing operations	$0.15	$1.05	$1.17	$2.38
Diluted earnings per share from discontinued operations	—	0.06	—	0.04
Diluted earnings per share from consolidated operations	$0.15	$1.11	$1.17	$2.42
Average number of common shares and common share equivalents	36.0	35.4	35.9	35.4

Dividends declared per common share	$0.50	$0.48	$1.00	$0.96

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2021	2020
Assets
Cash and Cash Equivalents	$417.9	$292.2
Restricted Cash	0.2	0.4
Receivables
Rent and other receivables	83.3	74.7
Finance leases (as lessor)	66.5	74.0
Less: allowance for losses	(6.5)	(6.5)
	143.3	142.2

Operating Assets and Facilities	10,923.4	10,484.0
Less: allowance for depreciation	(3,340.7)	(3,313.3)
	7,582.7	7,170.7
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	286.3	335.9
Finance leases, net of accumulated depreciation	49.5	37.5
	335.8	373.4

Investments in Affiliated Companies	561.4	584.7
Goodwill	140.3	143.7
Other Assets	218.9	230.3
Total Assets	$9,400.5	$8,937.6

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$165.8	$147.3
Debt
Commercial paper and borrowings under bank credit facilities	17.9	23.6
Recourse	5,803.1	5,329.0
	5,821.0	5,352.6
Lease Obligations (as lessee)
Operating leases	298.7	348.6
Finance leases	43.6	33.3
	342.3	381.9

Deferred Income Taxes	971.2	962.8
Other Liabilities	128.8	135.6
Total Liabilities	7,429.1	6,980.2
Total Shareholders’ Equity	1,971.4	1,957.4
Total Liabilities and Shareholders’ Equity	$9,400.5	$8,937.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$204.2	$69.0	$8.3	$6.1	$287.6
Marine operating revenue	—	—	5.1	—	5.1
Other revenue	19.2	2.7	0.2	2.3	24.4
Total Revenues	223.4	71.7	13.6	8.4	317.1
Expenses
Maintenance expense	61.5	14.2	—	0.9	76.6
Marine operating expense	—	—	5.5	—	5.5
Depreciation expense	65.2	18.4	5.0	2.9	91.5
Operating lease expense	10.2	—	—	—	10.2
Other operating expense	8.4	1.7	0.4	0.9	11.4
Total Expenses	145.3	34.3	10.9	4.7	195.2
Other Income (Expense)
Net gain on asset dispositions	33.1	0.8	0.5	0.3	34.7
Interest expense, net	(32.6)	(11.1)	(4.4)	(1.9)	(50.0)
Other (expense) income	(1.0)	0.2	—	(7.3)	(8.1)
Share of affiliates' pre-tax income	—	—	13.4	—	13.4
Segment profit (loss)	$77.6	$27.3	$12.2	$(5.2)	$111.9
Less:
Selling, general and administrative expense					47.8
Income taxes (includes $45.0 related to affiliates' earnings)					58.6
Net income from continuing operations					$5.5

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$5.5

Selected Data:
Investment volume	$106.4	$40.8	$0.5	$6.2	$153.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$31.5	$0.4	$—	$0.3	$32.2
Residual sharing income	0.5	—	0.5	—	1.0
Non-remarketing net gains (1)	1.1	0.4	—	—	1.5
	$33.1	$0.8	$0.5	$0.3	$34.7
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$210.0	$59.1	$0.2	$—	$269.3
Marine operating revenue	—	—	3.3	—	3.3
Other revenue	25.5	2.1	0.3	—	27.9
Total Revenues	235.5	61.2	3.8	—	300.5
Expenses
Maintenance expense	70.4	11.9	—	—	82.3
Marine operating expense	—	—	3.2	—	3.2
Depreciation expense	64.4	15.8	1.4	—	81.6
Operating lease expense	12.5	—	—	—	12.5
Other operating expense	7.6	1.5	0.1	—	9.2
Total Expenses	154.9	29.2	4.7	—	188.8
Other Income (Expense)
Net gain on asset dispositions	5.2	0.2	0.6	—	6.0
Interest (expense) income, net	(34.5)	(11.5)	(3.0)	1.6	(47.4)
Other expense	(1.3)	(0.7)	—	(1.0)	(3.0)
Share of affiliates' pre-tax income	—	—	22.6	—	22.6
Segment profit	$50.0	$20.0	$19.3	$0.6	$89.9
Less:
Selling, general and administrative expense					43.4
Income taxes (includes $4.8 related to affiliates' earnings)					9.5
Net income from continuing operations					$37.0

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(1.3)
Gain on sale of discontinued operations, net of taxes					3.6
Total discontinued operations, net of taxes					$2.3

Net income					$39.3

Selected Data:
Investment volume	$159.6	$49.9	$—	$1.0	$210.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$4.4	$—	$0.1	$—	$4.5
Residual sharing income	0.1	—	0.5	—	0.6
Non-remarketing net gains (1)	0.7	0.2	—	—	0.9
	$5.2	$0.2	$0.6	$—	$6.0
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$411.0	$135.9	$11.6	$9.7	$568.2
Marine operating revenue	—	—	8.7	—	8.7
Other revenue	37.0	5.2	0.4	3.4	46.0
Total Revenues	448.0	141.1	20.7	13.1	622.9
Expenses
Maintenance expense	119.9	29.6	—	1.4	150.9
Marine operating expense	—	—	10.1	—	10.1
Depreciation expense	130.9	36.7	7.7	4.8	180.1
Operating lease expense	21.1	—	—	—	21.1
Other operating expense	16.0	3.7	0.6	1.3	21.6
Total Expenses	287.9	70.0	18.4	7.5	383.8
Other Income (Expense)
Net gain on asset dispositions	54.6	1.1	1.1	0.4	57.2
Interest expense, net	(69.6)	(23.3)	(7.5)	(3.2)	(103.6)
Other (expense) income	(1.8)	0.2	—	(7.8)	(9.4)
Share of affiliates' pre-tax income	—	—	22.4	—	22.4
Segment profit (loss)	$143.3	$49.1	$18.3	$(5.0)	$205.7
Less:
Selling, general and administrative expense					94.9
Income taxes (includes $46.8 related to affiliates' earnings)					68.8
Net income from continuing operations					$42.0

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$42.0

Selected Data:
Investment volume	$215.5	$85.2	$353.0	$9.7	$663.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$47.8	$0.4	$—	$0.3	$48.5
Residual sharing income	0.6	—	1.1	—	1.7
Non-remarketing net gains (1)	6.2	0.7	—	0.1	7.0
	$54.6	$1.1	$1.1	$0.4	$57.2
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$422.1	$117.4	$0.5	$—	$540.0
Marine operating revenue	—	—	6.6	—	6.6
Other revenue	49.1	3.9	0.3	—	53.3
Total Revenues	471.2	121.3	7.4	—	599.9
Expenses
Maintenance expense	143.3	24.8	—	—	168.1
Marine operating expense	—	—	7.3	—	7.3
Depreciation expense	128.0	31.3	2.7	—	162.0
Operating lease expense	25.8	—	—	—	25.8
Other operating expense	14.2	3.3	0.2	—	17.7
Total Expenses	311.3	59.4	10.2	—	380.9
Other Income (Expense)
Net gain on asset dispositions	32.0	0.3	1.1	—	33.4
Interest (expense) income, net	(67.8)	(22.1)	(5.9)	2.9	(92.9)
Other expense	(2.1)	(6.2)	—	(2.7)	(11.0)
Share of affiliates' pre-tax income	—	—	46.4	—	46.4
Segment profit	$122.0	$33.9	$38.8	$0.2	$194.9
Less:
Selling, general and administrative expense					83.8
Income taxes (includes $9.1 related to affiliates' earnings)					26.9
Net income from continuing operations					$84.2

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.6
Total discontinued operations, net of taxes					$1.4

Net income					$85.6

Selected Data:
Investment volume	$270.5	$119.2	$0.3	$1.5	$391.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$31.3	$—	$0.1	$—	$31.4
Residual sharing income	0.2	—	1.0	—	1.2
Non-remarketing net gains (1)	0.5	0.3	—	—	0.8
	$32.0	$0.3	$1.1	$—	$33.4
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Net income (GAAP)	$5.5	$39.3	$42.0	$85.6
Less: Net income from discontinued operations (GAAP)	—	2.3	—	1.4
Net income from continuing operations (GAAP)	$5.5	$37.0	$42.0	$84.2
Adjustments attributable to pre-tax income from continuing operations:
Debt extinguishment costs	4.5	—	4.5	—
Total adjustments attributable to pre-tax income from continuing operations	$4.5	$—	$4.5	$—
Income taxes thereon, based on applicable effective tax rate	$(1.1)	$—	$(1.1)	$—
Adjustments attributable to affiliates' earnings, net of taxes:
Income tax rate change enacted in the United Kingdom	39.7	—	39.7	—
Total adjustments attributable to affiliates' earnings, net of taxes	$39.7	$—	$39.7	$—
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$48.6	$37.0	$85.1	$84.2
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$—	$2.3	$—	$1.4
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$48.6	$39.3	$85.1	$85.6

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share *

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Diluted earnings per share from continuing operations (GAAP)	$0.15	$1.05	$1.17	$2.38
Diluted earnings per share from discontinued operations (GAAP)	—	0.06	—	0.04
Diluted earnings per share from consolidated operations (GAAP)	$0.15	$1.11	$1.17	$2.42

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$1.35	$1.05	$2.37	$2.38
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$—	$0.06	$—	$0.04
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$1.35	$1.11	$2.37	$2.42
(*) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total Assets, Excluding Cash, by Segment
Rail North America	$5,916.3	$5,896.5	$5,887.5	$5,801.5	$5,700.2
Rail International	1,695.8	1,653.4	1,699.2	1,615.0	1,534.2
Portfolio Management	1,023.2	1,057.5	700.5	707.6	675.1
Other	347.1	348.8	357.8	106.4	110.3
Total Assets, excluding cash	$8,982.4	$8,956.2	$8,645.0	$8,230.5	$8,019.8
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(417.9)	$(958.9)	$(292.2)	$(459.8)	$(492.9)
Commercial paper and bank credit facilities	17.9	19.6	23.6	13.5	5.9
Recourse debt	5,803.1	6,374.6	5,329.0	5,183.0	5,047.5
Operating lease obligations	298.7	328.0	348.6	368.0	372.3
Finance lease obligations	43.6	—	33.3	—	31.8
Total debt and lease obligations, net of unrestricted cash	5,745.4	5,763.3	5,442.3	5,104.7	4,964.6
Shareholders’ Equity	$1,971.4	$1,960.0	$1,957.4	$1,930.0	$1,875.3
Recourse Leverage (1)	2.9	2.9	2.8	2.6	2.6
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$9,400.5	$9,915.3	$8,937.6	$8,690.3	$8,512.7
Less: cash	(418.1)	(959.1)	(292.6)	(459.8)	(492.9)
Total Assets, excluding cash	$8,982.4	$8,956.2	$8,645.0	$8,230.5	$8,019.8

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(6.7)%	(18.1)%	(22.6)%	(29.4)%	(28.0)%
Average renewal term (months)	29	30	34	29	31
Fleet Rollforward (2)
Beginning balance	102,903	103,745	103,363	102,891	102,558
Cars added	693	977	1,015	1,578	1,220
Cars scrapped	(770)	(1,002)	(571)	(623)	(570)
Cars sold	(682)	(817)	(62)	(483)	(317)
Ending balance	102,144	102,903	103,745	103,363	102,891
Utilization	98.5%	97.8%	98.1%	98.2%	98.7%
Average active railcars	100,722	101,099	101,723	101,552	101,600
Boxcar Fleet
Ending balance	12,659	13,880	14,315	14,753	14,936
Utilization	97.1%	97.1%	95.8%	94.5%	94.6%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	26,498	26,343	25,956	25,705	25,352
Cars added	359	226	446	331	423
Cars scrapped/sold	(130)	(71)	(59)	(80)	(70)
Ending balance	26,727	26,498	26,343	25,956	25,705
Utilization	98.4%	98.2%	98.1%	98.2%	98.4%
Average active railcars	26,156	25,917	25,669	25,369	25,100
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	75.4%	74.6%	74.7%	72.3%	68.7%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	9.4%	(2.6)%	(12.9)%	(15.3)%	(15.9)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	5.9%	(3.8)%	(3.4)%	(5.1)%	(5.0)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(4.3)%	(14.4)%	(14.0)%	(12.5)%	(11.1)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	34,829	34,598	37,417	39,612
American Steamship Company Statistics
Total Net Tons Carried (millions) (7)	—	—	—	—	2.7
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.
(7) Total net tons carried for the second quarter of 2020 reflects volume through May 14, 2020, the date of the sale.